JUPITER WELLNESS, INC.
INDEPENDENT DIRECTOR'S AGREEMENT

THIS AGREEMENT (this "Agreement") is made as of July 18, 2023 and is by and between Jupiter Wellness, Inc., a Delaware corporation (hereinafter referred to as the "Company") and John Gulyas (hereinafter referred to as the "Director").

BACKGROUND

The Board of Directors of the Company desires to appoint the Director to the Board of Directors of the Company and to have the Director perform the duties of an independent director. The Director desires to be so appointed for such position and to perform the duties required of such position in accordance with the terms and conditions of this Agreement.

AGREEMENT

In consideration for the above recited promises and the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Director hereby agree as follows:

1. DUTIES. The Company requires that the Director be available to perform the duties of an independent director customarily related to this function as may be determined and assigned by the Board of Directors of the Company and as may be required by the Company's constituent instruments, including its certificate or articles of incorporation, bylaws and its corporate governance and board committee charters, each as amended or modified from time to time, and by applicable law. The Director agrees to devote as much time as is necessary to perform completely the duties as the Director of the Company, including duties as a member of board committees as the Director may hereafter be appointed to. The Company represents that the time required for Director to carry out his duties as described herein shall be approximately Ten (10) hours per month. The Director will perform such duties described herein in accordance with the general fiduciary duty of directors arising under the Delaware General Corporation Act.

2. TERM. The term of this Agreement shall commence as of the date of the Director's appointment by the board of directors of the Company (in the event the Director is appointed to fill a vacancy) or the date of the Director's election by the stockholders of the Company and shall continue until the Director's removal or resignation.

3. COMPENSATION. The Company will pay the Director a director's fee of $25,000.00, per annum. The director's fee for 2023 shall be paid upon the execution and delivery of this Agreement by the Director and the Company. For each year thereafter that the Director serves in the Company's Board of Directors, the director's fee shall be payable on the first day of each calendar year. This fee represents a retainer for services rendered as a member of the Company's Board of Directors, and is in addition to any fees to which the Director may be entitled under guidelines and rules established by the Company from time to time for compensating non-employee directors for serving on, and attending meetings of, committees of its Board of Directors and the board of directors of its subsidiaries. In addition to the foregoing, the Director will be

granted options (the "Options") to purchase 50,000 shares of common stock (the "**Common Stock**") each year of the term hereof. The Options shall be issued pursuant to the Company's Equity Incentive Plan (the "EIP"). The Option exercise price will be at the current market price of the Company's common stock at time of issuance. The Options shall expire 3 years after the date of issuance. The stock option grant shall be evidenced by a stock option agreement (the "**Stock Option Agreement**") and the options will be subject to the terms and conditions of such Stock Option Agreement and the EIP.

4. EXPENSES. In addition to the compensation provided in paragraph 3 hereof, the Company will reimburse the Director for pre-approved reasonable business related expenses incurred in good faith in the performance of the Director's duties for the Company. Such payments shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred. Such statement shall be accompanied by sufficient documentary matter to support the expenditures.

5. CONFIDENTIALITY. The Company and the Director each acknowledge that, in order for the intents and purposes of this Agreement to be accomplished, the Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affairs, including, but not limited to business methods, information systems, financial data and strategic plans which are unique assets of the Company ("Confidential Information"). The Director covenants not to, either directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity any Confidential Information.

6. NON-COMPETE. During the term of this Agreement and for a period of twelve (12) months following the Director's removal or resignation from the Board of Directors of the Company or any of its subsidiaries or affiliates (the "Restricted Period"), the Director shall not, directly or indirectly, (i) in any manner whatsoever engage in any capacity with any business competitive with the Company's current lines of business or any business then engaged in by the Company, any of its subsidiaries or any of its affiliates (the "Company's Business") for the Director's own benefit or for the benefit of any person or entity other than the Company or any subsidiary or affiliate; or (ii) have any interest as owner, sole proprietor, stockholder, partner, lender, director, officer, manager, employee, consultant, agent or otherwise in any business competitive with the Company's Business; provided, however, that the Director may hold, directly or indirectly, solely as an investment, not more than (x) five percent (5%) of the outstanding securities of any person or entity which is listed on any national securities exchange or regularly traded in the over-the-counter market or (y) three percent of the outstanding securities of any other person or entity, in each case, notwithstanding the fact that such person or entity is engaged in a business competitive with the Company's Business; provided further, however, that none of the Director's duties or responsibilities as an officer and director of Beacon Pharmaceutical Jupiter, or any of its affiliates shall constitute competition with the Company's Business. In addition, during the Restricted Period, the Director shall not develop any property for use in the Company's Business on behalf of any person or entity other than the Company, its subsidiaries and affiliates.

7. TERMINATION. With or without cause, the Company and the Director may each terminate this Agreement at any time upon ten (10) days written notice, and the Company shall be obligated to pay to the Director the compensation and expenses due up to the date of the

termination. Nothing contained herein or omitted here from shall prevent the stockholder(s) of the Company from removing the Director with immediate effect at any time for any reason.

8. INDEMNIFICATION. The Company shall indemnify, defend and hold harmless the Director, to the full extent allowed by the law of the State of Delaware, and as provided by, or granted pursuant to, any charter provision, bylaw provision, agreement (including, without limitation, the Indemnification Agreement executed herewith), vote of stockholders or disinterested directors or otherwise, both as to action in the Director's official capacity and as to action in another capacity while holding such office. The Company and the Director are executing the Indemnification Agreement in the form attached hereto as Exhibit A.

The Company represents and warrants that it currently maintains a policy of Directors & Officers insurance that will cover the Director for all acts within the coarse and scope of his duties as a director of the Company. Further, the Company covenants that it will maintain a policy of Directors & Officers insurance with the broadest available coverage covering Director, without set-off for any amounts paid for the errors or omissions of other directors or officers for so long as the Director continues to act in such capacity.

9. EFFECT OF WAIVER. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

10. NOTICE. Any and all notices referred to herein shall be sufficient if furnished in writing at the addresses specified on the signature page hereto or, if to the Company, to the Company's address as specified in filings made by the Company with the U.S. Securities and Exchange Commission.

11. GOVERNING LAW. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of Delaware.

12. ASSIGNMENT. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Director under this Agreement are personal and therefore the Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

13. MISCELLANEOUS. If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

14. ARTICLE HEADINGS. The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

16. ENTIRE AGREEMENT. Except as provided elsewhere herein, this Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the parties hereto have caused this Independent Director's Contract to be duly executed and signed as of the day and year first above written.

JUPITER WELLNESS, INC.

BY: __________________________
Name: Brian John
Title: CEO

INDEPENDENT DIRECTOR

BY: __________________________
Name: John Gulyas
Address: